SECOND AMENDMENT
                                   OF
                            CREDIT AGREEMENT


     THIS SECOND AMENDMENT OF CREDIT AGREEMENT is dated as of April 12, 1995 (this "Amendment") and is by and among Stone Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders (collectively, the "Lenders," and each individually, a "Lender"), Bankers Trust Company, as agent (the "Agent") for the Lenders, and Bank of America National Trust & Savings Association, The Bank of New York, The Bank of Nova Scotia, Caisse Nationale de Credit Agricole, Chemical Bank, The Chase Manhattan Bank, N.A., Dresdner Bank AG-Chicago and Grand Cayman Branches, The First National Bank of Chicago, The Long-Term Credit Bank of Japan, Ltd., NationsBank of North Carolina, N.A., The Sumitomo Bank, Ltd., Chicago Branch and The Toronto Dominion Bank, as co-agents for the Lenders (collectively, the "Co-Agents," and each individually, a "Co-Agent").

                               RECITALS:

     A. The Borrower, the Co-Agents, the Agent and the Lenders are parties to that certain Credit Agreement dated as of October 12, 1994, as amended by the First Amendment, Consent and Waiver of Credit
Agreement dated as of January 30, 1995 (collectively, the "Credit
Agreement").

     B. The Borrower, the Co-Agents, the Agent and the Lenders desire to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          (a) Section 2.12(a) of the Credit Agreement is amended by deleting the number "$50,000,000" appearing in the first sentence of such Section and replacing it with "$62,000,000".

          (b) Section 5.2.3(a) of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

                   "(a) subject to Section 5.3.2, the Borrower may assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, provided that notwithstanding the foregoing the Borrower shall not be permitted to assume, guarantee or otherwise take any of the foregoing actions with respect to any Indebtedness for Money Borrowed incurred by S-CC, Seminole Kraft (except as permitted by Sections 5.2.8(g) and 5.2.10(a)(xiii)), StoneSub, SVCPI or any Subsidiary of any of such entities except as set forth on Schedule
                   5.2.3 hereto;"

          (c) Section 5.2.7 of the Credit Agreement is amended by (i) deleting the word "and" appearing at the end of clause (n) thereof, (ii) deleting the period appearing at the end of clause
          (o) thereof and inserting "; and" in place thereof and (iii) inserting after clause (o) thereof the following new clause (p):

                   "(p) an additional Investment in Seminole Kraft in an amount not to exceed $1,250,000 for the purpose of acquiring the remaining 1% of outstanding capital stock of Seminole Kraft that was not previously owned by the Borrower."

          (d) Section 5.2.7 of the Credit Agreement is further amended by deleting the last sentence of such Section in its entirety and replacing it with the following:

                   "Except as specifically provided in the foregoing clauses (d) (with respect to SVCPI only), (g) and (j) neither the Borrower nor any Subsidiary shall be permitted to make additional Investments in Seminole Kraft, S-CC, SVCPI or any of their respective Subsidiaries (other than (A) pursuant to contractual agreements permitted by this Agreement and as in effect on the date hereof and set forth on Schedule 5.2.7-A and
                   (B) Investments in Seminole Kraft, the proceeds of which are promptly used to prepay Indebtedness for Money Borrowed pursuant to Section 5.2.10(a)(xiii))."

          (e) Section 5.2.8(a) of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

                   "(a) any Wholly-Owned Subsidiary of the Borrower (except for StoneSub and any Restricted Subsidiary) may merge, consolidate or amalgamate with or into the Borrower or another Wholly-Owned Subsidiary of the Borrower (except for StoneSub and any Restricted Subsidiary) and any corporation that is a StoneSub may merge or consolidate with any other corporation that is a StoneSub; provided, however, that StoneSub may merge with and into the Borrower in order to consummate a refinancing of the Receivables Financings existing on the date hereof so long as (i) the Borrower immediately contributes and transfers all or a substantial portion of the assets of StoneSub into a newly formed StoneSub in connection with such refinancing and (ii) all Indebtedness of the StoneSub which has been merged with and into the Borrower is immediately repaid in full with the proceeds of such refinancing;"

          (f) Section 5.2.8 of the Credit Agreement is further amended by (i) deleting the word "and" appearing at the end of clause (e) thereof, (ii) deleting the period appearing at the end of clause
          (f) thereof and inserting "; and" in place thereof and (iii) inserting at the end of Section 5.2.8 the following new clause
          (g):

                   "(g) Seminole Kraft may merge with and into the Borrower with the Borrower as the surviving corporation, provided that (i) the Borrower shall have prepaid, defeased or otherwise deposited under an irrevocable trust agreement in form and substance reasonably satisfactory to the Agent, or caused to be prepaid, defeased or so deposited, pursuant to the terms and conditions of
                   Section 5.2.10(a)(xiii), the Indebtedness of Seminole Kraft under (A) the Credit Agreement dated as of March 27, 1991, as amended, among Seminole Kraft, Citibank, N.A., as agent, and the financial institutions party thereto and (B) Seminole Kraft's 13.50% Subordinated Notes due October 15, 1996 issued under the Indenture dated as of October 15, 1986, as supplemented and amended, between Seminole Kraft and Norwest Bank, as successor trustee to Manufacturers Hanover Trust Company, (ii) Seminole Kraft shall have no Indebtedness for Money Borrowed outstanding at the time of such merger other than the Indebtedness for Money Borrowed set forth on Schedule 5.2.8(g) hereto, (iii) on the date of such merger the Borrower shall deliver to the Agent a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to the prepayment of such Indebtedness and the consummation of such merger, no Event of Default or Unmatured Event of Default has occurred is continuing and the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date thereof as though made on and as of the date thereof (except to the extent specifically made with regard to a particular date) and (iv) such merger shall occur on or prior to June 30, 1995."

          (g)     Section 5.2.10(a) of the Credit Agreement is amended by
          (i) deleting the word "and" appearing at the end of clause (xi) thereof and (ii) inserting at the end of clause (xii) thereof the following new clause (xiii):

                   "and (xiii) the Borrower may voluntarily prepay, or cause to be prepaid, the Indebtedness of Seminole Kraft consisting of (A) Indebtedness under the Credit Agreement dated as of March 27, 1991, as amended, among Seminole Kraft, Citibank, N.A., as agent, and the financial institutions party thereto, (B) Seminole Kraft's 13.50% Subordinated Notes due October 15, 1996 issued under the Indenture dated as of October 15, 1986, as supplemented and amended, between Seminole Kraft and Norwest Bank, as successor trustee to Manufacturers Hanover Trust Company, and (C) if necessary, up to $8,400,000 of Indebtedness under the 1991 Settlement Agreement dated as of March 26, 1991 entered into by Champion International Corporation and Seminole Kraft, so long as the aggregate amount of all such Indebtedness prepaid does not exceed $140,000,000, and may use proceeds of the Revolving Loan to prepay any such Indebtedness for Money Borrowed, provided that (1) all existing Liens securing any such Indebtedness for Money Borrowed of Seminole Kraft are promptly released upon the prepayment of such Indebtedness for Money Borrowed and (2) the Borrower shall, promptly upon the prepayment of such Indebtedness for Money Borrowed, cause Seminole Kraft to be merged with and into the Borrower pursuant to the terms and conditions of Section 5.2.8(g)."

          (h)     The Credit Agreement is amended by appending thereto as
          Schedule 5.2.8(g) the Schedule 5.2.8(g) attached to this Amendment.

          (i) The definition of "Excess Cash Flow" appearing in the Definitional Appendix to the Credit Agreement is amended by adding the following sentence at the end thereof:

                   "In the event that Seminole Kraft merges with and into the Borrower pursuant to Section 5.2.8(g) in any Fiscal Quarter, Excess Cash Flow for such Fiscal Quarter shall be calculated as though the merger of Seminole Kraft with and into the Borrower occurred on the first day of such Fiscal Quarter."

     SECTION 3. Additional Amendments to the Credit Agreement. The Credit Agreement is, as of the effective date of the merger of Seminole Kraft with and into the Borrower pursuant to Section 5.2.8(g) of the Credit Agreement, hereby further amended as follows:

          (a) Section 3.4(b) of the Credit Agreement is amended by deleting clause (iv) appearing therein in its entirety.

          (b) Section 3.4(c) of the Credit Agreement is amended by (i) deleting clause (H) appearing therein in its entirety and (ii) re-numbering clause (I) thereof as clause (H).

          (c) Section 5.2.6 of the Credit Agreement is amended by (i) deleting clause (iii) appearing therein in its entirety and (ii) re-numbering clauses (iv), (v) and (vi) appearing therein as clauses (iii), (iv) and (v), respectively.

          (d) Section 5.2.9 of the Credit Agreement is amended by deleting clause (h) appearing therein in its entirety and replacing it with "(h) [Intentionally Omitted];".

          (e) Section 7.1(l) of the Credit Agreement is amended by deleting the words "SVCPI, S-CC or Seminole Kraft" appearing therein and replacing them with "SVCPI or S-CC".

          (f) Section 9.21 of the Credit Agreement is amended by deleting such Section in its entirety.

          (g) The definition of "Investment" appearing in the Definitional Appendix to the Credit Agreement is amended by deleting the parenthetical "(other than Seminole Kraft)" appearing therein.

          (h) The definition of "Restricted Subsidiary" appearing in the Definitional Appendix to the Credit Agreement is amended by deleting such definition in its entirety and replacing it with the following:

                   ""Restricted Subsidiary" means S-CC upon the Borrower acquiring all of its outstanding shares of capital stock."

          (i) All references to "Seminole Kraft", "Seminole Kraft,", "Seminole Kraft and" and "Seminole Kraft or" appearing in Sections 1.2, 5.1.1(b), (c), (d) and (e), 5.1.16, 5.2.2(c) and (d),
          5.2.3(d) and (e), 5.2.7(c), (g) and (l), 5.2.10(c), 5.2.11, 5.2.14
          and 7.1(g), and appearing in the definitions of "Excess Cash Flow," "Participating Subsidiary" and clause (k) of the definition of "Permitted Liens" appearing in the Definitional Appendix to the Credit Agreement are deleted, as applicable, such that the remaining portions of such Sections and definitions are given effect without such reference to Seminole Kraft.

     SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the date (the "Effective Date") each of the following conditions are satisfied:

          (a) The Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment; and

          (b) The Borrower shall have paid in full to the Agent on or before April 12, 1995, for ratable distribution to those Lenders that have signed this Amendment on or before April 12, 1995, an amount equal to twelve and one-half basis points of the then outstanding loans and commitments to make loans or extensions of credit under the Credit Agreement of such Lenders; provided, however, that the fee payable pursuant to this clause (b) shall be payable only in the event that this Amendment has been executed by the Required Lenders.

     SECTION 5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders, the Co-Agents and the Agent as follows:

          (a) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent specifically made with regard to a particular date).

          (b) No Event of Default or Unmatured Event of Default has occurred and is continuing.

          (c) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (d) The execution, delivery and performance of this Amendment do not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.


     SECTION 6.     References to and Effect on the Credit Agreement.

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Co-Agents or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 7. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower, the Agent and the Required Lenders regardless of whether it has been executed and delivered by all of the Lenders.

     SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     Section 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.



                        [Signature Pages Follow]


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


STONE CONTAINER CORPORATION              BANKERS TRUST COMPANY, in its
                                         individual capacity and as
By:__________________________            Agent

Name:________________________            By:___________________________

Title:_______________________            Name:_________________________

                                         Title:________________________

BANK OF AMERICA NATIONAL TRUST           THE BANK OF NEW YORK, in its
AND SAVINGS ASSOCIATION, in its          individual capacity and as a
individual capacity and as a             Co-Agent
Co-Agent
                                         By:___________________________
By:__________________________
                                         Name:_________________________
Name:________________________
                                         Title:________________________
Title:_______________________


THE BANK OF NOVA SCOTIA, in its          CAISSE NATIONALE DE CREDIT
individual capacity and as a             AGRICOLE, in its individual
Co-Agent                                 capacity and as a Co-Agent

By:___________________________           By:__________________________

Name:_________________________           Name:________________________

Title:________________________           Title:_______________________


CHEMICAL BANK, in its                   THE CHASE MANHATTAN BANK, N.A.,
individual capacity and as a            in its individual capacity and
Co-Agent                                as a Co-Agent

By:___________________________          By:__________________________

Name:_________________________          Name:________________________

Title:________________________          Title:_______________________



DRESDNER BANK AG (Chicago and          THE FIRST NATIONAL BANK OF
Grand Cayman Branches), in its         CHICAGO, in its individual
individual capacity and as a           capacity and as a Co-Agent
Co-Agent
                                       By:___________________________
By:__________________________
                                       Name:_________________________
Name:________________________
                                       Title:________________________
Title:_______________________


THE LONG-TERM CREDIT BANK OF           NATIONSBANK OF NORTH CAROLINA,
JAPAN, LTD. in its individual          N.A., in its individual
capacity and as a Co-Agent             capacity and as a Co-Agent

By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________         Title:_______________________


SUMITOMO BANK, LTD., CHICAGO           THE TORONTO DOMINION BANK, in
BRANCH, in its individual              its individual capacity and as
capacity and as a Co-Agent             a Co-Agent

By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________         Title:_______________________


COMPAGNIE FINANCIERE DE CIC ET         PRIME INCOME TRUST
DE L'UNION EUROPEENNE
                                       By:___________________________
By:__________________________
                                       Name:_________________________
Name:________________________
                                       Title:________________________
Title:_______________________


EATON VANCE PRIME RATE RESERVES        MERRILL LYNCH SENIOR FLOATING
                                       RATE FUND, INC.
By:__________________________
                                       By:___________________________
Name:________________________
                                       Name:_________________________
Title:_______________________
                                       Title:________________________


SENIOR STRATEGIC INCOME FUND,          PILGRAM PRIME RATE TRUST
INC.

By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________         Title:_______________________

PROSPECT STREET SENIOR                 PROTECTIVE LIFE INSURANCE
PORTFOLIO, L.P. (by Prospect           COMPANY
Street Senior Loan corporation,
as managing general partner)           By:__________________________

By:___________________________         Name:________________________

Name:_________________________         Title:_______________________

Title:________________________

VAN KAMPEN MERRITT PRIME RATE
INCOME TRUST                           STRATA FUNDING LTD.

By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________         Title:_______________________

STICHTING RESTRUCTURED
OBLIGATIONS BACKED BY SENIOR           RESTRUCTURED OBLIGATIONS BACKED
ASSETS 2 (ROSA2)                       BY SENIOR ASSETS B.V.

By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________         Title:_______________________

By its Managing Director               By its Managing Director

ABN TRUSTCOMPANY (NEDERLAND)           ABN TRUSTCOMPANY (NEDERLAND)
B.V.                                   B.V.

By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________         Title:_______________________


By:___________________________         By:__________________________

Name:_________________________         Name:________________________

Title:________________________        Title:_______________________


CERES FINANCE LTD.                    MERRILL LYNCH PRIME RATE
                                      PORTFOLIO

By:__________________________
                                      By:  Merill Lynch Assets
Name:________________________         Management, LP,
                                      as Investment Advisor
Title:_______________________
                                      By:__________________________

UNION BANK OF FINLAND, LTD.,          Name:________________________
GRAND CAYMAN BRANCH
                                      Title:_______________________
By:__________________________

Name:________________________

Title:_______________________
                                      MERRILL LYNCH, PIERCE, FENNER &
                                      SMITH, INC.

                                      By:___________________________

                                      Name:_________________________

                                      Title:________________________


LEHMAN COMMERCIAL PAPER, INC.

By:___________________________

Name:_________________________

Title:________________________


INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION

By:___________________________

Name:_________________________

Title:________________________


SENIOR DEBT PORTFOLIO

By:___________________________

Name:_________________________

Title:________________________


PEARL STREET, L.P.

By:___________________________

Name:_________________________

Title:________________________

                           SCHEDULE 5.2.8(g)

          Indebtedness for Money Borrowed of Seminole Kraft
       Which May Remain Outstanding After Merger Into Borrower


     $8,400,000 of Indebtedness owing to Champion International
Corporation pursuant to the 1991 Settlement Agreement dated as of March 26, 1991 between Champion International Corporation and Seminole Kraft.